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Exhibit 23.2

PO Box 1037 00101 Helsinki FINLAND	Mannerheimintie 20 B 00100 Helsinki FINLAND	Telephone +358 9 693 931 Telefax +358 9 6939 3399 www.kpmg.fi

CONSENT OF INDEPENDENT ACCOUNTANTS

     To the Board of Directors of Sonera Corporation

We consent to the inclusion of our report herein and to the reference to our firm under the heading "Independent accountants" in the prospectus.

Helsinki, Finland
November 8, 2001

KPMG WIDERI OY AB

Solveig Törnroos-Huhtamäki
Authorized Public Accountant

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CONSENT OF INDEPENDENT ACCOUNTANTS